UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K
________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 22, 2016
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IHS MARKIT LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36495	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

4th Floor, Ropemaker Place,
25 Ropemaker Street
London, England
EC2Y 9LY
(Address of principal executive offices and zip code)
+44 20 7260 2000
(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: N/A
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

As of July 16, 2016, 423,596,815 common shares of IHS Markit Ltd. (“IHS Markit”) were issued and outstanding, including 3,135,647 unvested restricted common shares issued and outstanding under IHS Markit’s employee benefit plans but excluding 25,219,470 common shares held by the Markit Group Holdings Limited Employee Benefit Trust (the “EBT”).

The EBT is a discretionary trust established by a deed dated January 27, 2010 between Markit Group Holdings Limited and Elian Employee Benefit Trustee Limited, as trustee of the EBT, through which shares may be delivered to IHS Markit’s existing and former employees in satisfaction of their rights under any share incentive arrangements established by IHS Markit. The trustee is an independent provider of fiduciary services, based in Jersey, Channel Islands. The EBT will terminate on January 27, 2090, unless terminated earlier by the trustee. No current or former employee has the right to receive any benefit from the EBT unless and until the trustee exercises its discretion to confer a benefit. Subject to the exercise of the trustee’s discretion, shares held by the EBT may be delivered to such employees in satisfaction of their rights under any share incentive arrangements established by IHS Markit. IHS Markit may make non-binding recommendations to the trustee regarding the EBT. Unless IHS Markit directs otherwise, the trustee of the EBT may not vote any of the common shares held by the EBT and is also generally obliged to forgo dividends. Markit has historically funded the EBT’s acquisition of common shares through interest-free loans that are repayable on demand, but without recourse to any assets other than those held by the trustee in its capacity as trustee of the EBT.

The information furnished in this Item 7.01 - “Regulation FD Disclosure” shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS MARKIT LTD.

Date: July 22, 2016	By:	/s/ Todd S. Hyatt
Todd S. Hyatt
Executive Vice President and Chief Financial Officer